EXHIBIT 11

                      CALPINE CORPORATION AND SUBSIDIARIES

                        CALCULATION OF EARNINGS PER SHARE
                                   (UNAUDITED)

                                               THREE MONTHS ENDED     NINE MONTHS ENDED
                                                    SEPTEMBER 30,       SEPTEMBER 30,
                                                ------------------   ------------------
                                                  1996       1995      1996     1995
                                                 -------   -------   -------   -------
                                               (in thousands, except per share amounts)
NET INCOME ...................................   $10,732   $ 4,965   $15,155   $ 5,263
                                                 =======   =======   =======   =======


PRIMARY EARNINGS PER SHARE
Average number of common shares outstanding ..    11,044    10,388    10,606    10,388
Conversion of preferred stock ................     2,179      --       1,541      --
Common shares issuable upon exercise of stock
     options using the treasury method .......       847       573       548       576
                                                 -------   -------   -------   -------
                                                  14,070    10,961    12,695    10,964
                                                 -------   -------   -------   -------

              Primary earnings per share .....   $  0.76   $  0.45   $  1.19   $  0.48
                                                 =======   =======   =======   =======


FULLY DILUTED EARNINGS PER SHARE
Average number of common shares outstanding ..    11,043    10,388    10,606    10,388
Conversion of preferred stock ................     2,179      --       1,541      --
Common shares issuable upon exercise of stock
     options using the treasury method .......     1,081       573       625       576
                                                 -------   -------   -------   -------
                                                  14,303    10,961    12,772    10,964
                                                 -------   -------   -------   -------

              Fully diluted earnings per share   $  0.75   $  0.45   $  1.19   $  0.48
                                                 =======   =======   =======   =======


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